Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



			November 16, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Prudential Jennison Mid Cap Growth
Fund, Inc.
		File Nos. 333-11785 and 811-07811

	On behalf of the Prudential Jennison Mid Cap Growth Fund,
Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.



            Very truly yours,
						/s/ Peter Parrella
                                                     Peter Parrella
 		                                     Assitant Treasurer